UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2008

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On November 18, 2008, SuperGen, Inc. (the “Company”) received clearance from the Food and Drug Administration to initiate clinical trials with one of its drug candidates.  The notification of clearance triggered a milestone payment of $5.2 million, payable to the former stockholders of Montigen Pharmaceuticals, Inc. (“Montigen”), pursuant to the Amended and Restated Agreement and Plan of Merger dated March 30, 2006 by and among the Company, Montigen, and certain other parties.  The Company previously offered to make such payment in cash or stock.  Based on the elections made by the former Montigen stockholders, the Company issued 1,481,445 shares of its common stock to certain of those stockholders, and made cash payments in the aggregate amount of approximately $2,770,430 to the others.   The issuance of the shares of common stock is exempt from registration in reliance on Section 3(a)(10).

A copy of press release announcing the event triggering the milestone is attached as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits

(d)                                Exhibits

Exhibit Number	Description

99.1	Press Release dated November 20, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ Michael Molkentin
Michael Molkentin Chief Financial Officer

Date:  November 25, 2008

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 20, 2008